POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the
undersigned hereby constitutes and appoints each of
John R. Stoller, David Foltyn, and Nancy Gawthrop,
signing singly, his or her true and lawful
attorney-in-fact to:
1. execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer, director
and/or 10% shareholder of pulte Homes, Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;
2. do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3,
4 or 5, complete and execute any amendment or
amendments thereto, and timely file such form with
the Unites States Securities and Exchange
Commission and any stock exchange, stock market or
similar authority; and
3. take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, and
in the best interest of, or legally required by,
the undersigned, it being understood that the
documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain
such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do
or cause to be done by virtue of this power of
attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming,
nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file Forms 3, 4 and 5 with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 8th day
of January, 2004.
(signature)
/s/Steven C. Petruska